EXHIBIT 10.4
                               PURCHASE CONTRACT

         THIS AGREEMENT made and entered into this 13 day of November 1996, between CORNERSTONE REALTY GROUP, INC., or its nominee (hereinafter called "Purchaser"), and ROBERT F. ANDERSON, TRUSTEE IN REORGANIZATION FOR WINDSOR PLANTATION LIMITED PARTNERSHIP (hereinafter called "Seller").

                                   ARTICLE I
                                  THE PROPERTY

         1.1 Sale of Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, certain real property owned by the bankruptcy estate of Windsor Plantation Limited Partnership known as THE ARBORS AT WINDSOR LAKE located in COLUMBIA, SC, with all buildings and improvements located thereon, as more particularly described in the attached legal description in Exhibit A including, but not limited to 228 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including the inventory of personal property to be supplied by Seller and attached hereto as Exhibit B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                           PAYMENT OF PURCHASE PRICE

         2.1 Purchase Price. The total purchase price shall be TEN MILLION EIGHT HUNDRED SEVENTY FIVE THOUSAND ($10,875,000) DOLLARS as evidenced by cash or cash equivalent at closing.

         2.2 Deposit. $100,000 to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with Lawyers Title Insurance Corporation or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

                                  ARTICLE III

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                                 TITLE MATTERS

         3.1 Marketable Title. Seller shall convey good and marketable title, free and clear of all liens, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property.

              (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any actions necessary to deliver such free title.

         3.2 Sale Free and Clear of Liens. Sale shall be made pursuant to an order of the Bankruptcy Court, ordering the sale of the property free and clear of liens, subject to a current survey, a flood zone certification letter and a Surveyor's Certification letter.

                                   ARTICLE IV
                                   PRORATIONS

         4.1 Income and Expense Allocations. The following shall be prorated, on a calendar-month basis, to the 1st day of the month of the closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

         4.2 Closing Costs. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance.

         4.3 Allocation of Rents. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

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                                   ARTICLE V
                                   UPSET BID

         5.1 Rejection. It is understood that in the event the offer of Purchaser herein is the first offer accepted by Seller and Purchaser commences its due diligence, as set forth hereinafter in Article VII, and subsequent thereto, the Court shall accept an offer of a third party (upset bid) no later than December 9, 1996, after which no further bids can be accepted then in that event the Seller shall be obligated to pay Purchaser $25,000 as liquidated damages, subject to further review by the Bankruptcy Court. The parties recognize that Purchaser's actual damages are potentially significant and difficult to quantify.

                                   ARTICLE VI
                          POSSESSION OF THE PROPERTY

         6.1 Possession. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                  ARTICLE VII
                        CONDITIONS PRECEDENT TO CLOSING

         7.1 Conditions Precedent. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

             (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have fifteen
(15) days in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

             (B) The Purchaser's access to Seller's records and documents as set forth in 7.2 below.

             (C) On the condition that there have been no material or adverse changes to the property or leases.

             (D) Survey which shall show no encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no

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violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty
(30) day period, Purchaser may elect, on or before the Closing Date, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

7.2 Inspection. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

7.2.1 Preparation for Inspection. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens or security interests on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years; and a copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of his knowledge and belief.

Seller agrees to make any and all information relevant to the property which is in the possession or control of Seller, reasonably available for Purchaser's review. Purchaser recognizes that Seller is Trustee in Reorganization and therefore cannot guarantee the accuracy of any financial information generated prior to his appointment.

7.2.2 Inspection of Books and Records: Access. Upon receipt by Purchaser of all documents requested in the paragraph above, Purchaser, its employees, agents and contractors shall have 21 days (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and

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plumbing systems, swimming pool, appliances, and structural elements of the buildings. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 7. 1(A) above.

7.2.3 Right of Termination During Inspection Period. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period.

7.2.4 "Rent Ready". During the "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, heating, plumbing and electrical systems.

7.2.5 Condition of Personal Property at Closing. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit

                                  ARTICLE VIII
                                    CLOSING

8.1 Closing. Closing will be held on or about JANUARY 5, 1997.

               at such place and at such time as the parties may agree.

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8.2 Seller's Deliveries. At closing, Seller shall execute and deliver to
Purchaser the Deed referred in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

(A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

(B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

(C) All security deposits made by such tenants. Purchaser will give the tenants the required notice of such transfer in compliance with the laws of SOUTH CAROLINA.

(D) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

(E) Seller shall provide, a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exist, Seller shall proceed to have any corrective work completed prior to closing or Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.

(F) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Paragraph 1.1.

(G) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without

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limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

(H) Evidence satisfactory to Purchaser that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing adequate to service the Property and to permit full compliance with all requirements of law and nominal usage of the Property by the tenants thereof and their licensees and invitees.

(I) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

(J) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property.

(K) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

(L) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

(M) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

(N) An Order of the United States Bankruptcy Court for the District of South Carolina approving said sale and authorizing the sale of the Property free and clear of all liens and encumbrances.

8.3 Purchaser's Deliveries. At closing and contemporaneously with the Seller's compliance with the provisions of Section 8.2, Purchaser shall:

(A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

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(B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

(C) Deliver to the Seller a resolution of the Purchaser that:

(i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

(ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                                   ARTICLE IX

               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1 Representations of the Parties. Seller is Trustee in Bankruptcy for Windsor Plantation Limited Partnership, record owner of the property. The parties recognize that the sale of said property and this contract, are specifically made contingent upon the approval by the Bankruptcy Court of this contract, after notice and an opportunity for hearing to all creditors. Upon such notice, and approval by the court, the Bankruptcy Court may order said sale free and clear of all liens and encumbrances, allowing the Trustee to transfer title free and clear of all encumbrances of any kind whatever. Seller's warranties are limited to the conditions of sale as approved by the United States Bankruptcy Court for the District of South Carolina, and those warranties contained in paragraph 9.2 herein.

9.2 Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

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                                   ARTICLE X
                           CONDEMNATION; RISK OF LOSS

10.1 Property Damage. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

10.2 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

10.3 Risk of Loss. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE XI
                              BROKER'S COMMISSION

11.1 Commission. Seller agrees to pay a brokerage fee to              , and
Purchaser agrees to pay a brokerage fee to Evans, Rivers, pursuant to separate agreements between the parties. Said payment of Seller's brokerage fee is subject to appointment of said


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broker by the Bankruptcy Court, and approval of such fees by the Court. Said brokerage fees shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                  ARTICLE XII

                                    DEFAULT

12.1 Default Defined. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

12.2 Seller's Default. Upon Seller's default, the Purchaser is entitled to cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or the Purchaser may waive such defaults and proceed to settlement. Seller's default shall be defined as Seller's failure to submit this agreement to the United States Bankruptcy Court for the District of South Carolina, seeking approval of the same, within 30 days after this agreement is fully executed.

12.3 Purchaser's Default. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

13.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

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13.2 Assignment. Purchaser may assign this Agreement without the consent of
Seller.

13.3 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

13.4 Binding Effect. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

13.5 Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of South Carolina.

13.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

13.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

13.8 Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

13.9 Construction of Contract. Each party hereto has reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

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                                  ARTICLE XIV
                                     NOTICE




        14.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):


To Seller:                      Robert F. Anderson, Trustee
                                P.O. Box 76
                                Columbia, SC 29202


With a copy to                  Dana Wilkinson, Esq.
Seller's Attorneys:             Anderson & Associates, P.A.
                                P.O. Box 76, 208 Candi Lane, Suite B
                                Columbia, SC 29202


To Purchaser:                   S. J. Olander
                                Cornerstone Realty Group, Inc.
                                306 E. Main Street
                                Richmond, VA 23219


With a copy to                  Harry S. Taubenfeld, Esq.
Purchaser's Attorneys:          Zuckerbrod & Taubenfeld
                                575 Chestnut St., P.O. Box 488
                                Cedarhurst, NY 11516


        14.2 Delivery of Notice. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

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SELLER:

By:________________________________

Its:_______________________________

PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By: /s/ S. J. Olander
   --------------------------------
Its: SENIOR VICE PRESIDENT
    -------------------------------

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